UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event):	August 11, 2006

INTER-TEL (DELAWARE),

INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Delaware	0-10211	86-0220994
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1615 S. 52nd Street	85281
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(480) 449-8900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

At a meeting held on August 11, 2006, the Special Committee of the Board of Directors of Inter-Tel (Delaware), Incorporated, with the assistance of its financial and legal advisors, rejected as inadequate the unsolicited acquisition proposal from Steven G. Mihaylo and Vector Capital (the “Mihaylo Group”) to purchase all shares of Inter-Tel, other than those held by Mr. Mihaylo, for cash at a price of $22.50 per share (the “Mihaylo Offer”). A copy of a press release announcing the Special Committee’s determination is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

At the meeting, Houlihan Lokey Howard & Zukin, financial advisor to the Special Committee, provided its oral opinion (which was confirmed later that day in writing) as to the fairness of the Mihaylo Offer to the Company’s common stockholders. A copy of the opinion of Houlihan Lokey Howard & Zukin is attached hereto as Exhibit 99.2.

On August 11, 2006. Alexander L. Cappello, the Chairman of the Special Committee, sent a letter to the Mihaylo Group on behalf of the Special Committee, conveying the Special Committee's rejection of the Mihaylo Offer. A copy of that letter is attached as Exhibit 99.3.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1	Press Release dated August 11, 2006
Exhibit 99.2	Opinion of Houlihan Lokey Howard & Zukin dated August 11, 2006
Exhibit 99.3	Letter to Steven G. Mihaylo and Christopher Nicholson dated August 11, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inter-Tel (Delaware), Incorporated
Date: August 14, 2006	By:	/s/Norman Stout
Signature
Norman Stout, Chief Executive Officer
Name/Title